CPI AEROSTRUCTURES, INC. 8-K

EXHIBIT 16.1

June 18, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read CPI Aerostructures Inc.’s statements included under Item 4.01 of its Form 8-K filed on June 18, 2024 and we agree with such statements concerning our firm.

/s/ RSM US LLP